Exhibit 5

                          F O L E Y   &   L A R D N E R

CHICAGO                         FIRSTAR CENTER                       SACRAMENTO
DENVER                    777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE           MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                    FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                      WASHINGTON, D.C.
ORLANDO                                                         WEST PALM BEACH



                                 August 8, 1999


Wellington Properties Trust
18650 West Corporate Drive
Brookfield, Wisconsin 53008-0916

Ladies and Gentlemen:

         We have acted as counsel for Wellington Properties Trust, a Maryland real estate investment trust (the "Company"), with respect to the preparation of a Registration Statement of Form SB-2 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,200,000 shares of the Company's Class A Cumulative Convertible Preferred Shares, $0.01 par value per share (the "Class A Preferred Shares"), together with up to 180,000 Class A Preferred Shares being registered to cover an over-allotment option granted to the underwriters and a sufficient number of shares of the Company's common stock, $0.01 par value per share, into which the Class A Preferred Shares are convertible (the "Common Shares").

         In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Declaration of Trust and Bylaws of the Company, as amended to date; (c) resolutions of the Company's Board of Trustees relating to the authorization of the issuance of the securities covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a real estate investment trust validly existing under the laws of the State of Maryland.

         2. The Class A Preferred Shares covered by the Registration Statement, when issued and paid for in the manner contemplated in the Registration Statement and Prospectus,

Foley & Lardner
Wellington Properties Trust
August 8, 1999
Page 2

and the Common Shares into which the Class A Preferred Shares are convertible when issued pursuant to such conversion, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     [DRAFT]

                                                     FOLEY & LARDNER